Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2008 relating to the financial statements and financial statement schedules, which appears in Valley Commerce Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Perry-Smith, LLP

March 27, 2009